Early Feasibility Study of a Visual Cortical Prosthesis for the Blind: The Orion Visual Prosthesis System

Exhibit 99.2

Jessy D. Dorn, Ph.D. [1], Nader Pouratian, M.D., Ph.D.[2], Robert J. Greenberg, M.D., Ph.D.[3]

INTRODUCTION

The Orion System is a visual cortical prosthesis intended to restore some artificial vision to subjects who are completely blind due to any non-cortical etiology.

The implant leverages the commercialized Argus II Retinal Prosthesis System technology, including:
-Fully hermetic metal/ceramic package
-High density hermetic feed-through scalable to 500+ channels
-Long-lasting electrode array and integrated cable
-Interconnect technology scalable to 500+ channels
-Robust electrode-tissue interface due to fractal electrode surface


Medial View
Top View
Lateral View

A 60-channel subdural electrode array creates phosphenes by stimulating neurons in the primary visual cortex.

Real-time video is captured by a glasses-mounted camera. The image is downsampled and processed by a body-worn video processing unit and translated into stimulation patterns according to the brightness in the scene.



Video Processing Unit



Glasses & Antenna

METHODS

Six-subject clinical trial: first-in-human use of Orion I System

Objectives are to: evaluate the safety, functionality, and benefit of the System; research the quality and extent of visual perception and iterate device design if warranted

Two centers: UCLA and Baylor College of Medicine

Subjects are completely bilaterally blind due to any cause other than damage to the visual cortex

May include trauma to eyes or optic nerve, diabetic retinopathy, glaucoma, or other etiology

Site	Subject	Implant Date	Age at time of implant	Gender	Reason for Vision Loss	Implant Duration as of 4/1/19 (months)
UCLA	S1	01/30/2018	56	Male	Optic neuropathy secondary to severe burn/trauma	14
UCLA	S2	03/29/2018	29	Male	Eye trauma	12
UCLA	S3	04/26/2018	56	Female	Endophthalmitis	11
Baylor	S4	04/27/2018	34	Male	Pediatric glaucoma	11
UCLA	S5	05/31/2018	52	Male	Congenital glaucoma	10
Baylor	S6	01/17/2019	57	Male	Eye/optic nerve trauma	2.4
			Mean ± Std Dev 47.3 ± 12.5	**Ratio F:M 1 : 5**		**Mean ± Std Dev 10.7 ± 4.0**

RESULTS

Patient ID	Implant Duration as of 4/1/19 (months)	# Serious Adverse Events	# Non-serious AEs
S1	14	0	1
S2	12	1 (seizure)	3
S3	11	0	0
S4	11	0	0
S5	10	0	0
S6	2.4	0	0

SAFETY

There have been **5** adverse device or procedure-related events (ADEs)

1 serious adverse device or procedure-related event (SADE)

4 non-serious adverse device or procedure-related events (ADEs)

Four subjects have not experienced any device- or procedure-related AEs

Data are reported as of Feb 2019

FIRST THRESHOLD MEASUREMENT

-Thresholds: amount of current required for subject to see phosphene 50% of the time
-Thresholds have been stable over time

Subject	Average Threshold (μA)	Standard Deviation (μA)	No. of Thresholds
S1	2893	1322	56/60
S2	1645	828	60/60
S3	2194	789	59/59
S4*	3765	1603	54/58
S5	2693	1248	59/59
S6	3730	1170	55/59

SQUARE LOCALIZATION

-ON mean error was significantly lower than OFF for 3 subjects at 6 months.
-Subject S1's performance was better ON than OFF at 12 months.


System ON
System OFF
Mean Error (cm)
S1
S2*
S3
S4*
S5*
* Mean error significantly different ON vs. OFF, t-test, p<0.05


Subject S2 at 6 months

DIRECTION OF MOTION

-ON mean error was significantly lower than OFF for 2 subjects at 6 months.
-Subjects S1 and S5 had better ON than OFF performance at other time points


Number of trials
Difference between stimulus and response (deg)


System ON
System OFF
Mean Error (deg.)
S1
S2*
S3*
S4
S5
* Mean error significantly different ON vs. OFF, t-test, p<0.05

GRATING VISUAL ACUITY

-Grating Visual Acuity is measured between 2.9 – 1.6 logMAR.
-Gratings are presented for only 5 seconds
-No subjects (0 of 5) have scored on the scale with the System ON or OFF as of March 2019
-Training on this task has improved performance considerably

FLORA

Trained observers rate the impact of the Orion implant on patients' well-being and functional vision periodically at specific time points (e.g. M6, M12, M24)

Interview

Observer-rated functional vision tasks (System ON and OFF)

Final rating of benefit of Orion System on subject's life

Positive	Mild Positive	Neutral	Mild Negative	Negative
40% (2/5)	60% (3/5)	0	0	0

[1] Second Sight Medical Products, Inc. (Employee and financial interest in SSMP)
[2] UCLA (Consultant to SSMP)
[3] Alfred E. Mann Foundation (Consultant to and financial interest in SSMP)

Funding: NIH BRAIN Initiative grant UH3NS103442